                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )
Filed by the registrant (x)
Filed by a party other than the registrant ( )
Check the appropriate box:
(x) Preliminary proxy statement
( ) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              LADD FURNITURE, INC.
                (Name of Registrant as Specified in Its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):              $125.00 FILING FEE PAID WITH FILING OF PRELIMINARY PROXY
                                                                MATERIALS

    (x) $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
    ( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
    ( ) Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

LADD
LADD Furniture, Inc.
One Plaza Center, Box HP-3
High Point, North Carolina 27261-1500
(919) 889-0333
                                                                  March   , 1994
Dear Shareholder:
     The Board of Directors cordially invites you to attend LADD's Annual Meeting of Shareholders to be held on Thursday, April 28, 1994, in High Point, NC. In the following pages, you will find information about the meeting plus a Proxy Statement.
     During the business session, we will review LADD's past year and look at our plans and prospects for the future. Shareholders will also have the opportunity to discuss their company with the directors and officers of LADD.
     If you cannot be with us in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the postage-paid envelope. Your prompt return of the card will help LADD avoid additional solicitation costs. In person or by proxy, your vote is important.
     I hope you can join us at the Annual Meeting.
                                             Sincerely,
                                             (signature--see appendix)
                                             Richard R. Allen
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                             AND CHIEF EXECUTIVE OFFICER
       Lea Industries (bullet) American Drew (bullet) Daystrom (bullet)
      Clayton Marcus (bullet) Barclay (bullet) American of Martinsville
 Design Horizons (bullet) Brown Jordan (bullet) Pennsylvania House (bullet)
                            Fournier (bullet) Pilliod
                         LADD Furniture, Inc. companies

                              LADD Furniture, Inc.
                 NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF
LADD FURNITURE, INC.
     The annual meeting of the shareholders of LADD Furniture, Inc. will be held at the Radisson Hotel, 135 S. Main Street, High Point, North Carolina, on April 28, 1994, at 10:00 a.m., for the purpose of considering and acting upon the following:
     1. The election of eight directors;
     2. Approval of the LADD Furniture, Inc. 1994 Incentive Stock Option Plan;
     3. Ratification of the appointment of KPMG Peat Marwick as independent auditors for the 1994 fiscal year; and
     4. All other business as may properly come before the meeting.
     Only shareholders of record as of the close of business on March 4, 1994, will be entitled to notice of, and to vote at, this meeting or at any adjournment thereof. A copy of the Company's Annual Report for the fiscal year ended January 1, 1994, is enclosed. It is not to be considered part of the proxy soliciting material. Shareholders are requested to date, sign and return the enclosed proxy. An envelope is provided requiring no postage for mailing in the United States. Your prompt response will be appreciated.
                                            WILLIAM S. CREEKMUIR
                                            SECRETARY
March   , 1994
LADD Furniture, Inc.
One Plaza Center, Box HP-3
High Point, North Carolina 27261-1500

                              LADD Furniture, Inc.
                           One Plaza Center, Box HP-3
                     High Point, North Carolina 27261-1500
                                PROXY STATEMENT
                                    GENERAL
     This Proxy Statement and form of proxy (the Proxy) is solicited by and on behalf of the Board of Directors of LADD Furniture, Inc. (the Company) for use at the 1994 Annual Meeting of Shareholders to be held at the Radisson Hotel, 135
S. Main Street, High Point, North Carolina, on April 28, 1994, at 10:00 a.m. and at any subsequent time which may be made necessary by its adjournment. This Proxy Statement and Proxy were mailed to shareholders on or about March , 1994.
     Only shareholders of record at the close of business on March 4, 1994, will be entitled to notice of, and to vote at the meeting. There were shares of common stock outstanding on March 4, 1994.
     If the accompanying Proxy is properly signed and returned, the shares represented thereby will be voted. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no choice is specified in a Proxy that is properly executed and returned, the Proxy will be voted FOR the nominees for directors named herein and FOR Items 2 and 3 of the accompanying Notice. Any shareholder giving the solicited Proxy may revoke it at any time before it is exercised, and any shareholder who has executed a Proxy and attends the meeting may elect to vote in person rather than by proxy. The Proxy may be revoked by the shareholder filing with the Secretary of the Company either a written instrument of revocation or a duly executed proxy bearing a later date.
                               VOTING SECURITIES
     The laws of North Carolina under which the Company is incorporated provide that each shareholder present or represented and entitled to vote on a matter at the meeting or any adjournment thereof, including with respect to the election of directors, will be entitled to one vote on such matter for each share held by him at the close of business on the record date. Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the numbers of votes cast with respect to any voting matter (except with respect to the vote on Item 2, approval of the 1994 Incentive Stock Option Plan), only those cast for or against are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting, except with respect to the vote on Item 2, approval of the 1994 Incentive Stock Option Plan, as to which abstentions are counted as a vote against.
                                       1

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Set forth in the table below are all persons known by management to own beneficially five percent or more of the Company's outstanding common stock as of March 4, 1994. The persons have sole voting and investment power except as noted:

             NAME AND ADDRESS                  NUMBER OF SHARES        PERCENTAGE OF
           OF BENEFICIAL OWNER                BENEFICIALLY OWNED     OUTSTANDING SHARES
Richard R. Allen
  ONE PLAZA CENTER, BOX HP-3
  HIGH POINT, NC 27261                              2,555,117(1)             11.1%
Brinson Partners, Inc.
  THREE FIRST NATIONAL PLAZA
  CHICAGO, IL 60602                                 2,148,300(2)              9.3%
The Equitable Life Assurance
  Society of the United States
  787 SEVENTH AVENUE
  NEW YORK, NEW YORK 10019                          1,574,000(3)              6.8%
FMR Corp.
  82 DEVONSHIRE STREET
  BOSTON, MASS. 02109                               2,986,700(4)             12.9%

(1) Includes currently exercisable options as to 21,287 shares and 23,698 shares of restricted stock. Does not include 40,000 shares owned by Mr. Allen's wife and 28,664 shares held by Mr. Allen's wife as custodian or trustee for their children, as to such shares Mr. Allen disclaims beneficial ownership.
(2) Includes 496,600 shares owned by Brinson Trust Company, a wholly-owned subsidiary of Brinson Partners, Inc.
(3) Includes 2,000 shares owned with shared dispositive power.
(4) Includes 2,413,700 shares owned by various funds as to which Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp., acts as investment advisor. As to these shares, Fidelity carries out the voting of the shares under written guidelines established by the funds' boards of trustees.
                                       2

     The following table shows the number of shares of the Company's common stock beneficially owned at March 4, 1994 by each director and each nominee for election to the Board of Directors of the Company and all named executive officers of the Company in addition to Mr. Richard R. Allen named in the table above who is a director, nominee and executive officer. Also shown is information as to the beneficial ownership of all directors and executive officers as a group. The persons have sole voting and investment power except as noted:

                                               NUMBER OF SHARES        PERCENTAGE OF
NAME                                          BENEFICIALLY OWNED     OUTSTANDING SHARES
Daryl B. Adams                                           3,950(1)               --(11)
William B. Cash                                         20,498(2)               --(11)
James H. Corrigan, Jr.                                  20,596(3)               --(11)
William S. Creekmuir                                     6,292(4)               --(11)
O. William Fenn, Jr.                                   990,117(5)              4.3%
Gerald R. Grubbs                                        61,412(6)               --(11)
Don A. Hunziker                                        724,381(7)              3.1%
Thomas F. Keller                                        21,798(8)               --(11)
Fred L. Schuermann, Jr.                                 30,789(9)               --(11)
All executive officers and directors as a
  group (10 persons)                                 4,434,950(10)            19.1

(1) Includes currently exercisable options as to 3,950 shares.
(2) Includes currently exercisable options as to 4,500 shares. Excludes 1,332 shares owned by Mr. Cash's wife, as to such shares Mr. Cash disclaims beneficial ownership.
(3) Includes 266 shares owned jointly by Mr. and Mrs. Corrigan and currently exercisable options as to 4,500 shares.
(4) Includes currently exercisable options as to 1,847 shares and 3,345 shares of restricted stock.
(5) Does not include 26,666 shares held by Mr. Fenn's wife, as to such shares Mr. Fenn disclaims beneficial ownership. Includes 11,953 shares of restricted stock.
(6) Includes currently exercisable options as to 16,700 shares and 16,926 shares of restricted stock.
(7) Does not include 58,666 shares held by Mr. Hunziker's wife, as to such shares Mr. Hunziker disclaims beneficial ownership. Includes 23,118 of restricted stock.
(8) Includes currently exercisable options as to 4,500 shares.
(9) Includes currently exercisable options as to 15,152 shares and 15,637 shares of restricted stock.
(10) Includes currently exercisable options as to 72,436 shares and 94,677 shares of restricted stock.
(11) Less than 1%.
                                       3

                       NOMINEES FOR ELECTION OF DIRECTORS
               (Proposal numbered (1) in the accompanying Notice)
     At the 1994 Annual Meeting, eight directors will be elected to hold office until the 1995 Annual Meeting or until their successors have been elected and qualified. It is proposed to nominate the eight persons listed below with brief statements of their principal occupations and other biographical information. All of the nominees are current directors. It is intended that the Proxyholders named in the Proxy will vote for the persons listed in the table below. Should any nominee named become unable to serve as a director, the shares represented by valid proxies will be voted for the election of such other person as the Board of Directors may recommend in his place, or the Board may recommend the nomination of only the remaining nominees.

                                    DIRECTOR              BUSINESS EXPERIENCE DURING PAST FIVE YEARS, DIRECTORSHIPS
NAME                         AGE     SINCE                        IN PUBLIC COMPANIES AND FAMILY RELATIONS
Richard R. Allen             53       1981     Chairman of the Board of Directors, President, and Chief Executive Officer
                                               since October 1991; Vice Chairman of the Board of Directors from January 1990 to October 1991; Secretary from 1981 to July 1990; Executive Vice President and
                                               Chief Financial Officer and Treasurer of the Company from 1981 to January 1990;
                                               currently a director of Lighthouse Financial Corporation and the American
                                               Furniture Manufacturers Association.
William B. Cash(2)           79       1983     Retired; chairman of board of directors of Turnpike Properties, Inc. from 1980 to June 1985.
James H. Corrigan, Jr.(1)    68       1984     Chairman of the Board of Directors and chief executive officer of Mebane
                                               Packaging Corporation since 1980; currently a director of Piedmont BancShares
                                               Corp.
O. William Fenn, Jr.(1)      67       1982     Vice Chairman of the Board of Directors from January 1990 to March 1992;
                                               President and Chief Operating Officer of the Company from 1982 to January 1990;
                                               since October 1993, Director, Furniture Export Office, International Trade
                                               Division, N.C. Department of Commerce; currently a director of the American
                                               Furniture Hall of Fame, International Home Furnishings Marketing Association,
                                               BB&T Financial Corporation, and Branch Banking and Trust Company.
Gerald R. Grubbs             46       1991     Vice Chairman of the Board of Directors since October 1991; Executive Vice
                                               President of the Company from January 1991 to October 1991; Vice President of the Company and President of Daystrom Furniture, a division of the Company, from 1983 to January 1991.
Don A. Hunziker(2)           66       1981     Chairman Emeritus of the Board of Directors from October 1991 to September
                                               1992; Chairman of the Board of Directors and Chief Executive Officer of the
                                               Company from 1982 to October 1991; currently Chairman of the Board of High
                                               Point Regional Hospital, Inc.
Thomas F. Keller(1)(2)       62       1983     Dean and R. J. Reynolds Industries Professor, Fuqua School of Business, Duke
                                               University, from 1974 to present; currently a director of Hatteras Income
                                               Securities, Inc., Cambridge Investment Trust, Nations Funds, Inc., Nations
                                               Funds Trust, American Business Products, Monk-Austin, Inc., Mentor Growth Fund,
                                               Inc., Wendy's International, and Mebane Packaging Corporation.
Fred L. Schuermann, Jr.      48       1991     Executive Vice President since October 1991; Chief Financial Officer, Secretary and Treasurer from January 1990 to July 1992; Senior Vice President from
                                               January 1990 to October 1991; president of American Furniture Company, Inc., a wholly owned subsidiary of the Company, from April 1987 to January 1990.

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
                                       4

     In addition to Messrs. Richard R. Allen, Gerald R. Grubbs, and Fred L. Schuermann, Jr., listed above under Nominees for Election of Directors, the Company has the following executive officers:

          NAME                   AGE                                    POSITION HELD
Daryl B. Adams                   47    Vice President since January 1994; Corporate Controller, Assistant Secretary,
                                       and Assistant Treasurer of the Company since January 1988.
William S. Creekmuir             38    Senior Vice President, Chief Financial Officer, Secretary and Treasurer since
                                       July 1992; partner with KPMG Peat Marwick from July 1987 to July 1992.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the SEC) initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 1, 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.
              EXECUTIVE CASH COMPENSATION AND RELATED INFORMATION
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Decisions on compensation of the Company's executives generally are made by the three-member Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. Recommendations on compensation for the Company's Senior Executives (as defined below) are made to the Compensation Committee by Richard R. Allen, Chairman of the Board, President and Chief Executive Officer. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under certain of the Company's incentive stock option plan, which must be made solely by the Committee in order for the grants under such plan to satisfy Exchange Act Rule 16b-3. Set forth below is a report prepared by Messrs. Cash and Hunziker and Dr. Keller in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for 1993 as they affected Mr. Allen, Chairman of the Board, President and Chief Executive Officer, and Messrs. Grubbs, Schuermann, and Creekmuir and Ms. Adams, the four executive officers other than Mr. Allen who, for 1993, were the Company's most highly paid executives (collectively with Mr. Allen, the Senior Executives).
COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS
     The Compensation Committee's executive policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In that regard, the Compensation Committee has adopted the following Policy on Executive Compensation:
          IT SHALL BE THE POLICY OF LADD FURNITURE, INC. TO MAINTAIN AN EXECUTIVE COMPENSATION PROGRAM THAT WILL:
 (bullet)SUPPORT A PAY-FOR-PERFORMANCE POLICY THAT DIFFERENTIATES THE AMOUNT
           OF COMPENSATION ON THE BASIS OF CORPORATE, BUSINESS UNIT AND INDIVIDUAL PERFORMANCE
 (bullet)MOTIVATE SENIOR OFFICERS TO ACHIEVE STRATEGIC BUSINESS INITIATIVES AND
         GOALS AND REWARD THEM FOR THEIR ACHIEVEMENT;
 (bullet)PROVIDE COMPENSATION OPPORTUNITIES WHICH ARE COMPARABLE TO THOSE
           OFFERED BY OTHER LEADING COMPANIES, THUS ALLOWING THE COMPANY TO COMPETE FOR AND RETAIN TALENTED EXECUTIVES WHO ARE CRITICAL TO THE COMPANY'S LONG-TERM SUCCESS; AND
(bullet)ALIGN THE INTERESTS OF EXECUTIVES WITH THE LONG-TERM INTERESTS OF
           SHAREHOLDERS THROUGH AWARD OPPORTUNITIES THAT CAN RESULT IN OWNERSHIP OF LADD COMMON STOCK.
                                       5

          THE LADD EXECUTIVE COMPENSATION PROGRAM SHALL BE COMPRISED OF BASE SALARY, ANNUAL CASH INCENTIVE OPPORTUNITIES, LONG-TERM INCENTIVE OPPORTUNITIES IN THE FORM OF STOCK OPTIONS, RESTRICTED STOCK AND CASH INCENTIVES, AND OTHER BENEFITS TYPICALLY OFFERED TO EXECUTIVES BY MAJOR CORPORATIONS.
          AS AN EXECUTIVE'S LEVEL OF RESPONSIBILITY INCREASES, A GREATER PORTION OF HIS OR HER POTENTIAL TOTAL COMPENSATION OPPORTUNITY SHALL BE BASED ON PERFORMANCE INCENTIVES AND LESS ON SALARY AND EMPLOYEE BENEFITS, CAUSING GREATER VARIABILITY IN THE INDIVIDUAL'S ABSOLUTE COMPENSATION LEVEL FROM YEAR-TO-YEAR. IN ADDITION, THE HIGHER ONE RISES IN THE LADD FURNITURE ORGANIZATION, THE GREATER THE COMPENSATION MIX SHIFTS TO RELY ON THE VALUE OF LADD'S COMMON STOCK THROUGH STOCK-BASED AWARDS.
SUMMARY OF INCENTIVE COMPENSATION PLANS
     While not required by the SEC disclosure rules, the Compensation Committee believes a brief description of each of the Company's incentive compensation plans will enable shareholders to understand better the information presented below.
     MANAGEMENT INCENTIVE PLAN. The Company maintains a Management Incentive Plan designed to compensate officers and key managers for accomplishment of divisional and Company annual profit plans, subject to the Company achieving certain specified after-tax earnings levels and the participant achieving specific individual performance objectives. All amounts paid for fiscal 1992 and 1993 to the Senior Executives have been included in the Bonus column in the Summary Compensation Table. No amounts were paid to the Senior Executives for fiscal 1991. For fiscal 1994, depending upon an individual's assigned incentive category, participants can earn incentive compensation payments up to a maximum of 10% to 100% of their annual salaries. Payments under the plan, if any, will be made following completion of the annual audit and after evaluation of the Company's and participants' performances. The awards will be paid in cash.
     LONG-TERM INCENTIVE PLAN. On February 28, 1991, the Board of Directors approved a Long-Term Incentive Plan for certain executive officers and operating officers. The plan was effective January 1, 1991, and was amended effective January 3, 1993. This plan was designed to compensate officers for accomplishment of divisional and Company long-range (3-year) objectives of specified levels of return on average shareholders' equity, return on average divisional invested capital, and sales growth. The weighting of each factor is 55% for return on average shareholders' equity or return on average divisional invested capital (depending on whether the participant is a corporate or divisional officer) and 45% for sales growth. For the first three-year (1991-1993) plan, depending upon an individual's assigned incentive category, participants could earn cash compensation incentive payments up to a maximum of 56% to 75% of beginning base salary for the three-year performance cycle, payable in two equal annual installments. No cash incentive payments were paid for 1991, 1992 or 1993 to the Senior Executives. For the second three year (1993-1995) plan pursuant to which grants were made in February 1993, depending upon an individual's assigned incentive category, participants could earn cash compensation incentive payments up to a maximum of 28% to 38% of beginning base salary. In conjunction with the plan, restricted stock has been issued and incentive stock option grants under the Company's incentive stock option plan have been made to certain participants, including the Senior Executives. The restricted stock agreements provide that if the employee should cease to be employed by the Company for any reason other than death or disability or ceases to be employed by the Company in an appropriate executive capacity prior to five years from the date of the agreement, the Company may repurchase the shares for $.10 per share. The employee may not sell, assign, or transfer the shares in any way (except to a spouse or child, and then the shares are still subject to the Company's right of repurchase) so long as the shares are subject to the Company's right of repurchase. All issuances of restricted stock and incentive stock options to the Senior Executives during 1991, 1992 and 1993 have been shown under the Restricted Stock Award and Option columns in the Summary Compensation Table.
     1994 INCENTIVE STOCK OPTION PLAN. On February 24, 1994, the Company adopted the LADD Furniture, Inc. 1994 Incentive Stock Option Plan (the Plan). Pursuant to the Plan, 1,200,000 shares (subject to adjustments in the event of stock dividends, stock splits and certain other events) of the Company's common stock have been reserved for the issuance of stock options under the Plan. Incentive stock options are issued by the Administrative Committee of the Plan (the Compensation Committee of the Board of Directors) at current fair market prices (based upon the closing price of the Company's common stock on the over-the-counter market on the date of grant). Only key employees (as determined by the Administrative Committee) are eligible to receive options. The Committee does not consider a participant's current stock ownership or prior stock option or restricted stock grants when making new stock option grants. The Committee does consider, however, beneficial ownership of Company common stock when setting the price of incentive stock options for optionees, such as Mr. Allen, who own more than 10% of the Company's common stock. For these individuals, the
                                       6
option price is 110% of fair market value on the date of grant. The Plan also provides for the granting of nonqualified stock options as to 2,000 shares of the Company's common stock to nonemployee directors of the Company upon their initial election to the Board and additional nonqualified stock options as to 1,500 shares each year thereafter so long as the nonemployee director remains eligible under the terms of the Plan. The Plan also provides for the granting of nonqualified stock options to eligible employees at option prices less than fair market value. Options granted under the Plan are typically for a term of ten years, first becoming exercisable in 25% increments over a four year period beginning one year after the date of grant. The Plan replaces the Company's Amended and Restated 1983 Incentive Stock Option Plan which expired in June 1993, pursuant to which options were granted to eligible employees, including the Senior Executives, and directors upon terms and conditions substantially the same as contained in the Plan.
RELATIONSHIP OF COMPANY PERFORMANCE TO SENIOR EXECUTIVE 1993 COMPENSATION.
     Compensation paid the Company's executive officers in 1993, as reflected in the following tables as to the Senior Executives, consisted of the following elements: base salary, annual bonus for 1993, and various payments associated with employee benefits provided to Senior Executives. The Compensation Committee's emphasis on tying pay to performance criteria is reflected by the fact that six percent of the amount paid the Senior Executives for 1993 arose from performance-based compensation arrangements. The 1993 percentage relationship is lower than the corresponding percentage of 24% for 1992 reflecting the Company's performance being below annual performance targets.
     The measures of performance that are utilized under the Company's compensation plans are as follows: (1) actual versus targeted annual profit performance, (2) return on average shareholders' equity, both annually and over a three-year period, and (3) sales growth over a three-year period. A portion of the annual incentive opportunity is also based on specific individual performance objectives established for each Senior Executive. Subjective considerations of individual performance are considered only in establishing base salaries.
     ACTUAL VERSUS TARGETED PROFIT PERFORMANCE. Actual versus targeted profit performance and, with the exception of Mr. Allen, performance against specific individual objectives are the criteria utilized to determine the extent to which targeted annual bonuses will be paid to the Company's Senior Executives. The actual versus target profit performance bonus opportunity represented 25% to 50% of the Senior Executives' beginning base salary for 1993. Target annual profits utilized for purposes of evaluating annual bonuses are based on business plans developed by the management teams of the individual operating companies and the senior management team of the Company, and are approved by the Company's Board of Directors.
     RETURN ON AVERAGE SHAREHOLDERS' EQUITY. Return on average shareholders' equity is an important component of the annual bonus for all Senior Executives (with the exception of Ms. Adams) and is also a performance measurement criterion under the Company's Long-Term Incentive Plan. For 1993, the Company's average return on shareholders' equity was below the established bonus threshold and, therefore, there were no payouts based upon this performance criterion. The return on average equity target is set such that if it is achieved, the Company would be recognized as a top performer in the furniture industry. The return on average equity component of the 1993 bonus opportunity represented 25% to 50% of the Senior Executives' beginning base salary for 1993 under the Management Incentive Plan.
     Under the cash portion of the Long-Term Incentive Plan (as amended in
1993), Senior Executives participating in the plan at the beginning of each three-year performance cycle can earn a maximum of 15% to 21% of their beginning base salary for the three-year performance cycle by exceeding target goals tied to the Company's three-year average return on shareholders' equity. The first three-year performance cycle under the Long-Term Incentive Plan was completed in 1993. No payouts based upon return on average shareholders' equity were made to Senior Executives in 1993 under the Long-Term Incentive Plan because the Company's performance was below the return on average shareholders' equity target.
     SALES GROWTH. Under the cash portion of the Long-Term Incentive Plan (as amended in 1993), Senior Executives participating in the plan at the beginning of each three-year performance cycle can earn a maximum of 13% to 17% of their beginning base salary for the three-year performance cycle by exceeding target goals tied to the Company's sales growth relative to the furniture industry as measured by the U.S. Commerce Department Furniture Growth Index. No bonuses based upon sales growth will be paid unless the Company's sales growth rate is at least equal to the industry growth rate. The first three-year performance cycle under the Long-Term Incentive Plan was completed in 1993. No payouts based upon three year sales growth were made in 1993 under the Long-Term Incentive Plan because the Company's performance was below the furniture industry growth rate.
                                       7

     INDIVIDUAL PERFORMANCE OBJECTIVES. Under the 1993 Management Incentive Plan a bonus opportunity of 25% to 30% of beginning base salary is also based on specific individual performance objectives (IPOs) established for each Senior Executive, with the exception of Mr. Allen. Mr. Allen's incentive compensation under the Management Incentive Plan is based entirely upon attaining profitability and return on average shareholders' equity objectives. At the beginning of each year, IPOs specific to each Senior Executives' areas of responsibility are established in consultation with Mr. Allen. Such IPOs may include sales growth, cost control, balance sheet management, and quality improvement. The Senior Executives' satisfaction of their respective IPOs during 1993 was evaluated by Mr. Allen and were approved by the Compensation Committee. Payouts in 1993 based upon attaining IPOs have been included under the Bonus column in the Summary Compensation Table.
     OTHER COMPENSATION PLANS. At various times in the past, the Company has adopted certain broad-based employee benefit plans in which Senior Executives, once eligible, have been permitted to participate and has adopted certain executive officer retirement, life and health insurance plans. The benefits under these plans are not directly or indirectly tied to a company performance. CHIEF EXECUTIVE OFFICER'S 1993 COMPENSATION
     Mr. Richard R. Allen, Chairman of the Board, President, and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to other Senior Executives. The Compensation Committee's general approach to setting Mr. Allen's target annual compensation is to seek to be competitive with other companies in the furniture industry, but have a large percentage of his target compensation based upon objective short-term and long-term performance criteria. While this may result in some fluctuations in the actual level of Mr. Allen's annual compensation, the Compensation Committee believes its objectives appropriately motivate the Company's chief executive officer toward clearly defined long-term goals, while acknowledging the importance to Mr. Allen of his having some certainty in the level of his compensation through its non-performance based elements. Mr. Allen's base salary is designed to be competitive with base salaries paid other chief executive officers of public companies in the furniture industry and other corporations of similar size. In 1993, Mr. Allen received a 4.4% increase in his base compensation.
     In December 1992, the Compensation Committee established Mr. Allen's target annual bonus for 1993 after giving consideration to the Company's performance in 1992, the then present furniture manufacturing and retail sales environment, as well as emphasis which the Compensation Committee places on compensation being paid under the long-term incentive arrangements provided by the Long-Term Incentive Plan. Fifty percent of Mr. Allen's incentive opportunity under the annual bonus program is based upon profit performance and the other 50% is based upon return on average shareholders' equity of the Company - both based upon incentive target ranges. In 1993, Mr. Allen did not qualify for a bonus as the Company did not satisfy either of the performance criteria.
     In February 1993, the Compensation Committee established target payout levels and target performance levels for the 1993 through 1995 performance cycle under the Company's Long-Term Incentive Plan following a review of Mr. Allen's pay relative to others in similar corporations, expected trends in executive pay, and the Company's performance goals. The performance criteria utilized by the Committee as criteria for Mr. Allen under the Long-Term Incentive
Plan -- sales growth and return on average shareholders' equity -- are designed to strike a reasonable balance between measuring performance based upon growth of the Company and upon the performance of the Company in terms of return on average shareholders' equity. The Compensation Committee believes these criteria are consistent with the financial objectives of the Company, the primary goal of which is to significantly increase the value of shareholders' investment in the Company. The Compensation Committee believes that Company performance at these levels will indicate that the Company is an industry leader.
SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS:
           William B. Cash        Thomas F. Keller        Don A. Hunziker
                                       8

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The Summary Compensation Table below indicates the Cash Compensation paid by the Company as well as other compensation paid or accrued to the Chief Executive Officer and the next four highest compensated executive officers at the end of fiscal 1993 (the Senior Executives) for services rendered in all capacities during fiscal years 1993, 1992, and 1991, respectively.
                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                        AWARDS
                             ANNUAL COMPENSATION                                RESTRICTED   SECURITIES   PAYOUT
                                                                 OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
             NAME AND                        SALARY     BONUS    COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS   COMPENSATION
        PRINCIPAL POSITION           YEAR     ($)        ($)        ($)(2)        ($)(3)      (POUND)       ($)        ($)(4)
Richard R. Allen                     1993   $361,625   $ -0-          -0-        $ 48,253       7,778      $ -0-        $400
  CHAIRMAN OF THE BOARD,             1992   $329,125   $77,738        -0-          -0-         -0-           -0-        $400
  PRESIDENT AND CHIEF EXECUTIVE      1991   $262,667     -0-          -0-        $ 94,429      19,125        -0-        $400
  OFFICER
Gerald R. Grubbs                     1993   $232,500   $ -0-          -0-        $ 31,017       5,000      $ -0-        $400
  VICE CHAIRMAN                      1992   $218,750   $86,755        -0-          -0-         -0-           -0-        $400
                                     1991   $200,000     -0-          -0-        $ 74,062      15,000        -0-        $400
Fred L. Schuermann, Jr.              1993   $232,500   $11,250        -0-        $ 31,017       5,000      $ -0-        $400
  EXECUTIVE VICE PRESIDENT           1992   $218,750   $56,255        -0-          -0-         -0-         -0-          $400
                                     1991   $179,375     -0-          -0-        $ 63,879      12,938        -0-        $400
William S. Creekmuir(1)              1993   $153,250   $37,350        -0-        $ 13,752       1,389      $ -0-        $400
  SENIOR VICE PRESIDENT, CHIEF       1992   $ 73,269   $33,439        -0-          -0-          6,000        -0-         -0-
  FINANCIAL OFFICER, SECRETARY AND
  TREASURER
Daryl B. Adams                       1993   $ 88,150   $14,868        -0-          -0-          1,200      $ -0-        $400
  VICE PRESIDENT AND                 1992   $ 80,600   $30,960        -0-          -0-         -0-           -0-        $400
  CORPORATE CONTROLLER,              1991   $ 74,600     -0-       -0-             -0-          1,000        -0-        $400
  ASSISTANT SECRETARY
  AND ASSISTANT TREASURER

(1) Mr. Creekmuir joined the Company as Senior Vice President, Chief Financial Officer, Secretary and Treasurer in July 1992. Prior to that date he was a partner with KPMG Peat Marwick. Accordingly, all 1992 compensation numbers for Mr. Creekmuir relate to the six-month period July 6, 1992 through January 2, 1993.
(2) Perquisites and other personal benefits paid to each of the named executive officers were less than 10% of the total of their respective annual salary and bonus in each of 1991, 1992 and 1993.
(3) Dividends are paid on restricted stock awards at the same rate as paid to all shareholders. See the discussion under Long-Term Incentive Plan included in the preceding Compensation Committee Report on Executive Compensation for the general terms and conditions of the restricted stock grants. On January 1, 1994, the above named executive officers held the number of restricted shares having a then current market value as follows: Allen (16,827/$166,587); Grubbs (12,508/$123,829); Schuermann (11,219/$111,068);
    Creekmuir (1,389/$13,751); and Adams (0/$0).
(4) The amounts disclosed represent the Company's annual contribution on behalf of each of the named executives to match pre-tax elective deferral contributions (included under Salary) made by each under the Company's 401(k) Savings Plan for Salaried Employees.
                                       9

                                 STOCK OPTIONS
     The following table sets forth information with regard to grants of stock options during the fiscal year ended January 1, 1994, to each of the named Senior Executives. All such grants were made under the Amended and Restated 1983 Incentive Stock Option Plan, which plan expired in June 1993 and is proposed to be replaced by the Company's 1994 Incentive Stock Option Plan (see Item 2 of this Proxy Statement). Additionally, the values assigned to each reported option are shown assuming five percent and ten percent compounded annual growth rates in the market value of the Company's Common Stock. In assessing these values it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date.
                          STOCK OPTION GRANTS IN 1993

                                                                                                                  POTENTIAL
                                                                                                                  REALIZABLE
                                                                                                                   VALUE
                                                                                                                    AT
                                                                                                                  ASSUMED
                                                                                                                  ANNUAL
                                                                                                                   RATES
                                                                                                                    OF
                                                                                                                   STOCK
                                                                                                                   PRICE
                                              INDIVIDUAL GRANTS                                                   APPRECIATION
                                                  NUMBER OF                                                         FOR
                                                  SECURITIES        % OF TOTAL                                    OPTION
                                                  UNDERLYING      OPTIONS GRANTED    EXERCISE OR                   TERM
                                                   OPTIONS        TO EMPLOYEES IN    BASE PRICE     EXPIRATION      (3)
NAME                                              (POUND)(1)      FISCAL YEAR (2)      ($/SH)          DATE       5% ($)
Richard R. Allen                                     7,778               6%            $ 14.85       02/25/98     $18,512
Gerald R. Grubbs                                     5,000               4%            $ 13.50       02/24/03     $42,450
Fred L. Schuermann, Jr.                              5,000               4%            $ 13.50       02/24/03     $42,450
William S. Creekmuir                                 1,389               1%            $ 13.50       02/24/03     $11,793
Daryl B. Adams                                       1,200               1%            $ 13.50       02/24/03     $10,188

NAME                                           10% ($)
Richard R. Allen                               $ 53,590
Gerald R. Grubbs                               $107,600
Fred L. Schuermann, Jr.                        $107,600
William S. Creekmuir                           $ 29,891
Daryl B. Adams                                 $ 25,824

(1) The options are for a term of ten years (except for grants to Mr. Allen which are for a term of five years), first becoming exercisable in 25% increments over a four-year period beginning one year after the date of grant.
(2) In fiscal 1993, 128,601 options were granted to all employees as a group.
(3) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
     The following table sets forth information with regard to exercises of stock options during the fiscal year ended January 1, 1994, by each of the named Senior Executives and the 1993 fiscal year end value of all unexercised options held by such individuals.
                   AGGREGATED OPTION EXERCISES IN FISCAL 1993
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                           VALUE OF
                                                                                                          UNEXERCISED
                                                                                                          IN-THE-MONEY
                                                                              NUMBER OF SECURITIES        OPTIONS
                                       SHARES ACQUIRED                       UNDERLYING UNEXERCISED        AT FY-END
                                         ON EXERCISE         VALUE         OPTIONS AT FY-END (POUND)        ($)(1)
NAME                                       (POUND)        REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
Richard R. Allen                             -0-               -0-           14,562          17,341         $11,474
Gerald R. Grubbs                             -0-               -0-           11,700          13,300         $15,000
Fred L. Schuermann, Jr.                      -0-               -0-           10,668          12,270         $12,936
William S. Creekmuir                         -0-               -0-            1,500           5,889         $ 2,625
Daryl B. Adams                               -0-               -0-            3,400           2,300         $   125

NAME                                  UNEXERCISABLE
Richard R. Allen                         $11,476
Gerald R. Grubbs                         $15,000
Fred L. Schuermann, Jr.                  $12,940
William S. Creekmuir                     $ 7,875
Daryl B. Adams                           $   125

(1) Closing price of Company Common Stock at December 31, 1993 was $10.00.

                             DEFINED BENEFIT PLANS
SALARIED PLAN
     The Salaried Plan covers eligible exempt and nonexempt employees who receive compensation from the Company and certain subsidiaries on a salaried basis. The benefit formula for the Salaried Plan, as amended effective January 1, 1989, is .65% of Average Final Compensation for each year of service, plus .65% of Average Final Compensation in excess of Covered Compensation for each of the first 35 Years of Service; provided, however, no participant will receive benefits under the amended plan less than the sum of the benefits that would have been payable under the plan prior to its amendment, plus benefits accrued after December 31, 1988 under the new formula. Average Final Compensation under the amended plan is defined as the average of annual compensation during the five consecutive years of service which produces the highest average.
     The following table shows estimated annual benefits payable upon retirement at age 65 to salaried employees at the specified remuneration and in various years of service classifications:

                                                                                           YEARS OF SERVICE
AVERAGE FINAL COMPENSATION                                                  15         20         25         30         35
$ 50,000...............................................................   $ 7,380    $ 9,839    $12,299    $14,759    $17,219
100,000................................................................    17,130     22,839     28,549     34,259     39,969
200,000................................................................    36,630     48,839     61,049     73,259     85,469
300,000................................................................    43,618     58,158     72,697     87,237    101,776
400,000................................................................    43,618     58,158     72,697     87,237    101,776

* Maximum compensation taken into account was $235,840 in 1993 and is $150,000 in 1994. The estimated annual benefits in the foregoing table assumes retirement on January 1, 1994.
     The years of credited service as of January 1, 1994 and Average Final Compensation under the Salaried Plan for each of Messrs. Allen, Grubbs, Schuermann, Creekmuir and Ms. Adams are as follows:

                                                                                           AVERAGE
                                                                           YEARS            FINAL
OFFICER/DIRECTOR                                                         OF SERVICE      COMPENSATION
Richard R. Allen                                                            13.17           230,398
Gerald R. Grubbs                                                            20.20           195,336
Fred L. Schuermann, Jr.                                                      6.00           188,267
William S. Creekmuir                                                         1.52           129,912
Daryl B. Adams                                                               5.99            83,980

NONQUALIFIED SUPPLEMENTAL RETIREMENT PLAN
     Effective January 1, 1990, the Company established a nonqualified supplemental retirement plan known as the LADD Furniture, Inc. Supplemental Retirement Income Plan (the SERP) for certain of its salaried employees. The SERP has a three-fold purpose: (1) to provide make-up benefits to salaried employees whose benefits under the Salaried Plan were reduced as a result of bringing the Salaried Plan into compliance with the Tax Reform Act of 1986 ( Category One Participants); (2) to provide supplemental retirement income for key executive officers (Category Two Participants); and (3) to provide the Company with the necessary flexibility for designing an effective compensation package to attract new executives ( Category Three Participants). The SERP also provides supplemental survivor benefits for the designated beneficiary of each participant. Messrs. Allen, Grubbs, and Schuermann are Category Two Participants under the SERP. Mr. Creekmuir and Ms. Adams are not currently participants under the SERP. The supplemental retirement benefit payable to a Category Two Participant in the form of a 10-year certain annuity is a monthly amount equal to the difference between (a) and (b) below:
          (a) Two percent (2%) of Average Final Compensation (defined as the average of annual compensation during the three consecutive years of service which produces the highest average), multiplied by a Participant's Years of Service (subject to maximum of 25);
                                       11

     LESS
          (b) The sum of a Participant's:
        (i) Qualified Plan Retirement Benefit;
        (ii) Primary Social Security Benefit;
        (iii) Nonqualified Deferred Compensation Agreement Benefit; and
        (iv) Category One Benefit received under the SERP.
     The following table shows estimated annual benefits payable upon retirement to Category Two Participants in the SERP at the specified remuneration in the various Years of Service classifications:
                          EXECUTIVE CASH COMPENSATION

                                                                                           YEARS OF SERVICE
AVERAGE FINAL COMPENSATION                                                  15         20         25         30         35
      $100,000.........................................................   $   648    $ 5,452    $10,256    $ 5,060    $     0
       200,000.........................................................    12,903     21,792     30,681     19,570      8,459
       300,000.........................................................    36,543     53,312     70,081     56,851     43,620
       400,000.........................................................    66,543     93,312    120,081    106,851     93,620

     The years of credited service and Average Final Compensation as of January 1, 1994 for Messrs. Allen, Grubbs, and Schuermann are as follows:

                                             AVERAGE
                             YEARS OF         FINAL
EXECUTIVE OFFICER            SERVICE       COMPENSATION
Richard R. Allen               13.17         $384,245
Gerald R. Grubbs               20.20          269,002
Fred L. Schuermann, Jr.        16.56          253,752

     Since the SERP is a nonqualified deferred compensation plan, it is not subject to the discrimination requirements or the annual benefit limits of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. Although the SERP is, technically speaking, an unfunded plan, the Company established a Rabbi Trust to provide participants with increased security with respect to benefits due them from the SERP. In 1991, the Company funded the Rabbi Trust with a $500,000 contribution and in 1993 made an additional $100,000 contribution.
                               OTHER COMPENSATION
     Beginning in April 1993, the Company compensated each director who is not an employee an annual fee of $14,000, plus $800 for each meeting of the Board and $400 for each committee meeting which he attends on the same day as a Board meeting or $800 for each committee meeting he attends if it is held on a day other than a day of a Board meeting. Directors are compensated $200 for telephonic meetings. Prior to April 1993, the Company's corresponding annual compensation and compensation for meetings for directors who are not employees was $10,000, $600, $300 and $600, respectively. Directors were not previously compensated for telephonic meetings. In addition to such fees, the Company reimburses each director for travel and other related expenses incurred by him in attending the meetings.
                                       12

                        COMPARATIVE COMPANY PERFORMANCE
     The following line graph compares cumulative total shareholder return for the Company with a performance indicator of the overall stock market, the NASDAQ Composite Index, and an industry index, the Household Furniture Index, for the preceding five fiscal years.
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                           AMONG LADD FURNITURE, INC.
                 NASDAQ COMPOSITE INDEX AND PEER INDUSTRY INDEX
                 (Comparison Graph appears here--see appendix)
             ASSUMES $100 INVESTED ON DECEMBER 31, 1988 IN COMPANY
   COMMON STOCK, NASDAQ COMPOSITE INDEX(1), AND HOUSEHOLD FURNITURE INDUSTRY
                                    INDEX(2)
                       ASSUMES REINVESTMENT OF DIVIDENDS
(1) NASDAQ Total Return Index for U.S. Companies prepared for NASDAQ by the Center for Research in Securities Prices at the University of Chicago.
(2) SIC Code 251 Household Furniture Index as prepared by Media General Financial Services, Inc., which index includes Ameriwood Industries, Bassett Furniture, Bush Industries, Chromcraft Revington, Craftmatic Industries, DMI Furniture, Ethan Allen Interiors, Flexsteel Industries, Industrie Natuzzi, Interco, La-Z-Boy Chair, LADD Furniture, Leggett & Platt, Pulaski Furniture, River Oaks Furniture, Rowe Furniture, Stanley Furniture, Wellington Hall and Winston Furniture. The returns of each company have been weighted according to each company's market capitalization.
                                       13

                             THE BOARD OF DIRECTORS
                            COMMITTEES AND MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Board of Directors has established a Compensation Committee consisting of Messrs. Cash and Hunziker and Dr. Keller. Mr. Hunziker was Chairman Emeritus of the Board of Directors of the Company from October 1991 to September 1992, and was Chairman of the Board of Directors and Chief Executive Officer of the Company from 1982 to October 1991. The Compensation Committee acts to review and recommend major changes in policy of various compensation or benefits programs and salary levels for top management positions. During 1993, the Compensation Committee met four times.
AUDIT COMMITTEE
     The Board of Directors has also established an Audit Committee. It provides general oversight of financial reporting and of the adequacy of the internal controls of the Company. The Audit Committee functions by meeting with the independent auditors and by informal meetings and contact with members of management concerned with financial and control functions. The Audit Committee met three times in 1993. The current members of the Audit Committee are Messrs. Fenn and Corrigan and Dr. Keller.
BOARD ATTENDANCE
     The Board of Directors held six meetings in person and one telephonic meeting during 1993. All directors attended at least 75% of the Board and committee meetings they were responsible for attending. The Board has not established a nominating committee.
       APPROVAL OF LADD FURNITURE, INC. 1994 INCENTIVE STOCK OPTION PLAN
               (Proposal numbered (2) in the accompanying Notice)
GENERAL
     At a special meeting of the Board of Directors held on February 24, 1994, the Board adopted, subject to shareholder approval, the LADD Furniture, Inc. 1994 Incentive Stock Option Plan (the Plan), pursuant to which 1,200,000 shares of common stock of the Company have been reserved for issuance of stock options under the Plan. For the reasons more fully discussed below, the Board of Directors is recommending to the shareholders the adoption and approval of the Plan. Management and the members of the Board of Directors intend to vote FOR the Plan.
     In 1983, the Company adopted the LADD Furniture, Inc. 1983 Incentive Stock Option Plan (the 1983 Plan), which was amended and restated in 1985, 1987 and 1988 to comply with the changing tax laws and to increase the number of shares reserved for issuance under the 1983 Plan. The 1983 Plan terminated by its terms on June 7, 1993. Options as to 591,884 shares are currently outstanding under the 1983 Plan. In order for the Board to be able to continue to provide equity based incentives for management and other key employees, the Board decided on February 24, 1994 to adopt the new Plan, subject to shareholder approval. In connection with the adoption of the Plan, the Board reserved 1,200,000 shares of the Company's common stock for issuance of stock options under the Plan (subject to adjustments in the event of stock splits, stock dividends and certain other events), which represents five percent of the Company's issued and outstanding common stock as of March 4, 1994. Based on the closing price of the Company's common stock on March 4, 1994, the aggregate market value of the 1,200,000
shares subject to the Plan is $           .
SUMMARY OF THE PLAN
     The Plan is briefly described below. Copies of the Plan may be obtained from the Company and will also be available for inspection at the Annual Meeting.
     PURPOSES. The Plan is designed to encourage and create significant ownership of common stock by key officers, employees and directors of the Company. Additional purposes of the Plan include providing a meaningful incentive to participants to make substantial contributions to the Company's future success, enhancing the Company's ability to attract and retain persons who will make such contributions, and ensuring that the Company has competitive compensation opportunities for its key officers and employees. By meeting these objectives, the Plan is intended to benefit the interests of shareholders.
                                       14

     ADMINISTRATION. The Plan will be administered by a committee of the Board of Directors composed of nonemployee, independent directors (the Administrative Committee). The Compensation Committee of the Board of Directors, currently consisting of Messrs. Cash and Hunziker and Dr. Keller, serves as the Administrative Committee. Except as described below, the Administrative Committee will have full authority to determine the specific individuals to whom awards may be made under the Plan, to determine the provisions of such awards (including the number of shares of common stock subject to each award), to interpret the terms of the Plan and awards made under the Plan, and to adopt, amend and rescind rules and guidelines for the administration of the Plan. In making awards under the Plan, the Administrative Committee will consider the participant's level of responsibility and past contributions to the Company and the participant's contributions to the future success of the Company. No determination has been made as to the persons to whom awards may be made in the future or the number of shares which may be covered by any such awards.
     ELIGIBILITY. Eligibility to receive awards under the Plan will be limited to officers and employees of the Company who, in the opinion of the Administrative Committee, are in a position to have a significant effect upon the Company's business and operations. It is estimated that approximately 150 individuals are currently eligible to participate in the Plan. In addition, nonemployee directors will be entitled to receive automatic annual grants of options under the terms of the Plan so long as they are directors.
     SHARES SUBJECT TO THE AMENDED PLAN. The maximum number of shares of common stock which may be issued under the Plan is 1,200,000 shares, subject to adjustment in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the common stock. If any award made pursuant to the Plan terminates, expires or is forfeited for any reason, any shares of common stock subject to the award so surrendered will remain available for issuance under the Plan.
     EFFECTIVE DATE AND TERM. The Plan will become effective upon its approval by shareholders. No awards may be made under the Plan after February 24, 2004, but awards granted before then may extend beyond that date.
     OPTIONS. Options granted to employees under the Plan may be either incentive stock options (within the meaning of Section 422 of the Code) or nonqualified stock options. The Administrative Committee will determine the frequency of granting options and the number of shares of Common Stock subject to options granted under the Plan. The aggregate fair market value (determined as of date of grant) of common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year cannot exceed $100,000.
     GRANTS TO NONEMPLOYEE DIRECTORS. The Plan provides for the grant of nonqualified stock options to acquire common stock to each person who is a member of the Board of Directors but is not also an employee of the Company or its subsidiaries (an Eligible Director). If the plan is approved by the shareholders, each Eligible Director will automatically receive on the date of the annual meeting of shareholders a grant of nonqualified options to purchase 1,500 shares of Common Stock at an exercise price equal to fair market value on the date of grant (Director Options). Eligible Directors shall automatically receive a grant of Director Options as to 1,500 shares of Common Stock each year following their election to the Board of Directors. Upon a nonemployee director's initial election or appointment to the Board of Directors, such director shall receive a grant of nonqualified options to purchase 2,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The Administrative Committee shall have no discretion with respect to the number of shares subject to Director Options, the date of grant of Director Options, or the exercise price thereof.
     TERM OF OPTION. Options granted under the Plan will not be exercisable after the expiration of ten years from the date of grant, except that any incentive stock option granted to an employee who owns more than 10% of the outstanding common stock will be for a term not in excess of five years from date of grant. Each option will generally become exercisable in cumulative installments as established by the Administrative Committee at the time of grant. Such installments are subject to acceleration at any time by the Administrative Committee as well as under certain circumstances described in the Plan, including the purchase of common stock pursuant to a tender offer or exchange offer, or a merger in which the Company does not survive as an independent corporation.
     PRICE. Shares of common stock purchased on the exercise of an option will be paid for by the participant at the time of such exercise in cash or, to the extent permitted by the Administrative Committee, by delivery of shares of common stock or such other lawful consideration as the Administrative Committee may determine. The proceeds received by the Company upon the exercise of options granted under the Plan will be used for general corporate purposes. The exercise price of any incentive stock option granted to an employee will be equal to the fair market value of the common stock at the date of grant, except the exercise price of any incentive stock option granted to an employee who owns more than 10%
                                       15
of the outstanding common stock must be at least 110% of the fair market value of the common stock at the time the incentive stock option is granted. With respect to nonqualified stock options, the option price may be less than the fair market value of the common stock on the date of grant. The exercise price of any Director Option will be equal to the fair market value of the common stock on the date of grant.
     EXERCISABILITY. If a participant's employment terminates by reason of death, retirement or disability, certain post-termination exercise periods generally will apply. If a participant's employment terminates for any other reason, options will be exercisable only to the extent, if any, approved by the Administrative Committee and will cause them to be treated as nonstatutory stock options.
     CASHLESS EXERCISE. Under the plan, an option may provide for a cashless exercise by allowing the optionee to direct an immediate market sale or margin loan respecting the shares under the option pursuant to an extension of credit by the Company. Pursuant to this procedure, the optionee would direct the delivery of the shares under the option from the Company to a brokerage firm and the delivery of the option price from the sale or margin loan proceeds from the brokerage firm to the Company.
     TRANSFERABILITY OF AWARDS. No option awarded under the Plan may be transferred by a participant otherwise than by will or by the laws of descent and distribution, and during the participant's lifetime, such awards may be exercised only by the participant or by his or her guardian or legal representative.
     AMENDMENT OR TERMINATION. The Plan may be amended or terminated at any time by the Board of Directors. The Administrative Committee may make non-material amendments to the Plan. The Administrative Committee may amend, modify, terminate or waive any condition or provision of any outstanding award under the Plan, except that it generally may not increase the number of shares subject to any outstanding award or decrease the option or exercise price of the award. The participant's consent to any such action may be required to the extent provided in the Plan.
FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of the principal federal income tax consequences associated with awards under the Plan. It does not describe all federal income tax consequences under the Plan, nor does it describe foreign, state or local income tax consequences.
     INCENTIVE STOCK OPTIONS. The grant of an incentive stock option does not produce ordinary income to the recipient or a deduction to the Company. Generally a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option, and no deduction will be available to the participant's employer, provided the option is exercised while the participant is an employee or within certain time periods in the case of termination of employment by reason of disability or death. If an incentive stock option granted under the Plan is exercised after these periods, the exercise will be treated for tax purposes as the exercise of a nonstatutory stock option. Also, incentive stock options granted under the Plan will be treated as nonstatutory stock options to the extent they first become exercisable in any calendar year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.
     If shares acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, any gain or loss will be a long-term capital gain or loss. If shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a disqualifying disposition), the participant will recognize ordinary income at time of disposition, and the employer will be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares at date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term depending on how long the shares have been held. Where shares are sold or exchanged (other than in certain related party transactions) for an amount less than their fair market value at date of exercise, any ordinary income recognized in connection with the disqualifying disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares have been held.
     Although the exercise of an incentive stock option as described above will not produce ordinary taxable income to the participant, it may produce an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability. The excess of the fair market value of the shares at the date of exercise over the exercise price is included in the calculation of the participant's alternative minimum taxable income.
     NONSTATUTORY STOCK OPTIONS. Upon the exercise of a nonstatutory stock option (including Director Options) the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares at the time
                                       16
over the exercise price. The employer will be able to claim a deduction in an equivalent amount provided it satisfies withholding requirements. Any gain or loss upon a subsequent sale or exchange of the shares will be a capital gain or loss, long-term or short-term depending on the holding period for the shares.
     PAYMENT OF WITHHOLDING TAXES. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Plan.
     IN GENERAL. Where already owned shares are used to exercise a stock option, special rules will apply in determining the tax basis of the shares received upon exercise.
FEDERAL SECURITIES LAW
     It is the Board of Director's intention to register the shares reserved for issuance under the Plan with the Securities and Exchange Commission immediately following shareholder approval of the Plan. Accordingly, upon effectiveness of the registration statement shares acquired through the exercise of the options granted pursuant to the Plan will be registered shares within the meaning of the Securities Act of 1933 (the Act).
PROPOSED AWARDS UNDER THE PLAN
     On February 24, 1994, the Administrative Committee granted incentive stock options to purchase an aggregate of 78,428 shares of common stock under the Plan, subject to shareholder approval of the Plan. The exercise price for all such options is $10.00 per share (fair market value on February 24, 1994, except for options granted to Mr. Allen, which exercise price was $11.00), and each option will expire 10 years after the date of grant (except for grants to Mr. Allen which will expire five years from date of grant). All of such options first become exercisable in 25% increments over a four-year period beginning one year after date of grant. All such options are subject to the exercisability requirements of the Plan, all as generally described above.
     As discussed in the preceding paragraphs of this section, the terms and conditions of future option grants are subject to the discretion of the Administrative Committee and need not be identical to those option agreements described above.
     The following table shows certain information with respect to stock options which were granted on February 24, 1994, subject to shareholder approval of the Plan.
                               NEW PLAN BENEFITS
                        1994 INCENTIVE STOCK OPTION PLAN

NAME                                                                                  DOLLAR VALUE (1)         OPTIONS GRANTED
Richard R. Allen                                                                          $109,650                  10,965
Gerald R. Grubbs                                                                          $ 70,500                   7,050
Fred L. Schuermann, Jr.                                                                   $ 70,500                   7,050
William S. Creekmuir                                                                      $ 19,560                   1,956
Daryl B. Adams                                                                                 -0-                     -0-
All Executive Officers as a Group                                                         $270,210                  27,021
All Directors who are not executive officers as a group.                                   *                         7,500
All employees as a group (excluding executive officers).                                  $514,070                  51,407

(1) Based on $10.00 per share, the fair market value of the Company's common stock on February 24, 1994.
* If the Plan is approved by shareholders at the annual meeting of Board of Directors on April 28, 1994, each of the five nonemployee directors will receive a grant of Director Options as to 1,500 shares of common stock, with an exercise price equal to fair market value of the Company's common stock on April 28, 1994.
SHAREHOLDER VOTE
     While North Carolina corporate law does not require shareholder approval of the Plan, shareholder approval is necessary under the terms of the Plan, federal tax law, and the federal securities regulations in order to preserve the Plan's exemption from the Section 16(b) insider trading provisions of the Act for the granting of options to officers, directors,
                                       17
and 10% shareholders. Accordingly, the Board of Directors submits the Plan to shareholders for their approval. An affirmative vote of a majority of the shares present, or represented, and entitled to vote at the meeting is necessary for shareholder approval of the LADD Furniture, Inc. 1994 Incentive Stock Option Plan. Management and the members of the Board of Directors intend to vote FOR approval of the Plan.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE LADD FURNITURE, INC. 1994 INCENTIVE STOCK OPTION PLAN.
                      RATIFICATION OF INDEPENDENT AUDITORS
               (Proposal numbered (3) in the accompanying Notice)
     Subject to shareholder approval, the principal accountants appointed by the Board of Directors for fiscal year 1994 are KPMG Peat Marwick of Greensboro, North Carolina. This is the same accounting firm which audited the consolidated financial statements of the Company for the year ended January 1, 1994. In the event of a negative vote by at least 50% of the Company's outstanding shares of common stock represented at the meeting, the Board will reconsider its appointment of KPMG Peat Marwick. A representative of KPMG Peat Marwick is expected to be present at the 1994 Annual Meeting of shareholders. This representative will have the opportunity to make a statement at the meeting if he desires to do so and will be available to respond to appropriate questions.
     A favorable vote by the holders of a majority of the Company's outstanding shares of common stock represented at the meeting is required for ratification of the appointment of independent auditors. Management and the members of the Board of Directors intend to vote FOR the ratification of the independent auditors.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.
                       DATE FOR THE RECEIPT OF PROPOSALS
     In order for shareholder proposals to be included in the proxy materials for the 1995 Annual Meeting, any such proposal must be received by the Company at its executive offices not later than November 30, 1994 and meet all other applicable requirements for inclusion therein.
                                 OTHER BUSINESS
     The Company does not intend to bring any business before the meeting other than that stated above in this Proxy Statement. However, if any other matters properly come before the meeting, the Proxyholders named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment or as instructed by the Board of Directors.
                                   FORM 10-K
     SECURITIES AND EXCHANGE COMMISSION FORM 10-K ANNUAL REPORT WILL BE PROVIDED FREE OF CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST DIRECTED TO: LADD FURNITURE, INC., ONE PLAZA CENTER, BOX HP-3, HIGH POINT, NORTH CAROLINA 27261-1500,
ATTENTION: WILLIAM S. CREEKMUIR, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER.
                                       18

                       METHOD AND EXPENSE OF SOLICITATION
     The Company expects to solicit proxies primarily by mail. Proxies may be solicited personally and by telephone by regular employees of the Company. The only expenses anticipated are those which are ordinarily incurred in connection with preparing, assembling and mailing the proxy material, including charges and expenses of communicating with shareholders. The total amount of such expenses will be borne by the Company.
     If you cannot be present at the meeting, you are requested to SIGN, DATE, and RETURN the accompanying Proxy in the enclosed envelope.
                                         WILLIAM S. CREEKMUIR
                                         SECRETARY
                                       19

                              LADD FURNITURE, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
                                                     EFFECTIVE FEBRUARY 24, 1994

                              LADD FURNITURE, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
                               TABLE OF CONTENTS

Section 1. Purpose........................................................................................................     1
Section 2. Administration.................................................................................................     1
Section 3. Stock Available for Options....................................................................................     1
Section 4. Eligibility....................................................................................................     2
Section 5. Option Price...................................................................................................     2
Section 6. Director Options...............................................................................................     3
Section 7. Expiration of Options..........................................................................................     3
Section 8. Terms and Conditions of Options................................................................................     3
Section 9. Exercise of Options............................................................................................     3
Section 10. Termination of Employment -- Except by Death or Retirement....................................................     4
Section 11. Termination of Employment -- Retirement.......................................................................     4
Section 12. Termination of Employment -- Death............................................................................     4
Section 13. Restrictions on Transfer......................................................................................     4
Section 14. Capital Adjustments Affecting Common Stock....................................................................     4
Section 15. Application of Funds..........................................................................................     5
Section 16. No Obligation to Exercise Option..............................................................................     5
Section 17. Term of Plan..................................................................................................     5
Section 18. Effective Date of Plan........................................................................................     5
Section 19. Time of Granting of Options...................................................................................     5
Section 20. Termination and Amendment.....................................................................................     5
Section 21. Other Provisions..............................................................................................     5

                              LADD FURNITURE, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
     THIS IS THE 1994 INCENTIVE STOCK OPTION PLAN (Plan) of LADD Furniture, Inc.
(LADD), a North Carolina corporation, with its principal office in High Point, Guilford County, North Carolina, effective on February 24, 1994, under which options may be granted from time to time to eligible employees and directors of LADD and LADD's divisions and subsidiaries to purchase shares of common stock of LADD, subject to the provisions set forth as follows:
SECTION 1. PURPOSE
     The purpose of this Plan is to aid LADD in attracting capable executives and directors and to provide a long range inducement for key employees and directors to remain in the management of LADD, to perform at increasing levels of effectiveness and to acquire a permanent stake in LADD with the interest and outlook of an owner. These objectives will be promoted through the granting to key employees and directors of options to acquire shares of common stock of LADD pursuant to the terms of this Plan.
SECTION 2. ADMINISTRATION
     The Plan shall be administered by a committee to be appointed from time to time by the Board of Directors of LADD and shall serve at the pleasure of the directors (the Committee). Any or all of the members of the Committee may be members of the Board of Directors. The Committee shall consist of not less than three (3) persons, all of whom shall be disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time. The Committee, from time to time, may adopt rules and regulations for carrying out the Plan.
     Subject to the provisions of the Plan, the determinations or the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon all persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion (a) to construe and interpret the Plan and all options granted hereunder and to determine the terms and provisions (and amendments thereof) of the options granted under the Plan (which need not be identical); (b) to define the terms used in the Plan and in the options granted hereunder; (c) to prescribe, amend and rescind rules and regulations relating to the Plan; (d) to determine the individuals to whom and the time or times at which such options shall be granted, the number of shares to be subject to each option, the option price, the manner of exercise of the options, and the determination of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; (e) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan.
     It shall be in the discretion of the Committee to grant options which qualify as incentive stock options (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended) or which will be given tax treatment as nonqualified stock options (herein referred to collectively as options; however, whenever reference is specifically made only to incentive stock options or nonqualified stock options, such reference shall be deemed to be made to the exclusion of the other). Nonqualified stock options granted to nonemployee directors pursuant to the terms of the Plan shall be referred to as Director Options.
     Any action of the Committee with respect to the Plan shall be taken by a majority vote at a meeting of the Committee or by written consent of all of the members of the Committee without a meeting.
SECTION 3. STOCK AVAILABLE FOR OPTIONS
     The stock to be subject to options under the Plan shall be authorized but unissued shares of common stock of LADD or, in the discretion of the Committee, issued shares which have been reacquired by LADD. The total amount of stock for which options may be granted under the Plan shall not exceed One Million Two Hundred Thousand (1,200,000) shares. Such number of shares is subject to any capital adjustments as provided in Section 14. In the event that an option granted under the Plan expires or is terminated unexercised as to any shares covered thereby, such shares thereafter shall be available for the granting of options under the Plan; however, if the expiration or termination date of an option is beyond the term of existence of the Plan as described in Section 17, then any shares covered by unexercised or terminated options shall not reactivate the existence of this Plan and therefore may not be available for additional grants under the Plan.
                                       1

SECTION 4. ELIGIBILITY
     Options shall be granted only to individuals who meet the following eligibility requirements:
     (a) Such individual must be an employee of LADD or a division or subsidiary of LADD or a director of LADD. An individual shall be considered to be an employee only if there exists between LADD or a division or subsidiary of LADD and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.
     (b) Such employees must be key employees of LADD or a division or subsidiary of LADD. For this purpose, key employees shall be considered to be those employees who, in the judgment of the Committee, are in a position materially to affect the operations and profitability of LADD or a division or subsidiary of LADD by reason of the nature and extent of their duties and responsibilities.
     (c) A director of LADD who is not also an employee of LADD is eligible for an automatic grant of options pursuant to Section 6 hereof. A director of LADD who is not also an employee of LADD will not be eligible to receive incentive stock options and will only be eligible to receive Director Options.
     (d) Such individual, being otherwise eligible under this Section 4, shall have been selected by the Committee as a person to whom an option shall be granted under the Plan.
     (e) In determining the individuals to whom options shall be granted and the number of shares to be covered by each option, the Committee shall take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of LADD and such other factors as the Committee shall deem relevant. An employee who has been granted an option under the Plan may be granted an additional option or options under the Plan if the Committee shall so determine.
SECTION 5. OPTION PRICE
     (a) (i) Except in the case where incentive stock options are granted to an individual who owns stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of LADD or its subsidiary corporations (ten percent shareholder), the option price of each incentive stock option granted under the Plan shall be not less than one hundred percent (100%) of the market value of the stock on the date of grant of the incentive stock option. In the case of incentive stock options granted to a ten percent shareholder, the option price of each incentive stock option granted under the Plan shall not be less than one hundred ten percent (110%) of the market value of the stock on the date of grant of the incentive stock option. Market value shall be determined by taking the closing price of the stock on the over-the-counter market on that date. The option price is subject to any capital adjustment as provided in Section 14.
       (ii) The option price for nonqualified stock options granted to employees shall be established by the Committee in its discretion and may be less than market value of the stock on date of grant.
       (iii) The option price for Director Options shall be not less than the market value of the stock on date of grant. Market value shall be determined as set forth in Section 5(a)(i) above.
     (b) The option price shall be payable to LADD either (i) in cash or by check, bank draft or money order payable to the order of LADD, or (ii) at the discretion of the Committee, through the delivery of shares of the common stock of LADD owned by the optionee with a value equal to the option price, or (iii) at the discretion of the Committee by a combination of (i) and (ii) above. An option agreement may, in the discretion of the Committee, provide for a cashless exercise of an incentive stock option or a nonqualified stock option by establishing procedures whereby the optionee, by a properly executed written notice, directs (1) an immediate market sale or margin loan respecting all or a part of the shares of common stock to which he is entitled upon exercise pursuant to an extension of credit by LADD to the optionee of the option price,
(2) delivery of the shares of common stock from LADD directly to a brokerage firm and (3) the delivery of the option price from sale or margin loan proceeds from the brokerage firm directly to LADD. Except as provided in the preceding sentence, no shares shall be delivered until full payment has been made. The Committee may not approve a reduction of such purchase price in any such option, or the cancellation of any such option and the regranting thereof to the same optionee at a lower purchase price, at a time when the market value of the shares is lower than it was when such option was granted.
                                       2

SECTION 6. DIRECTOR OPTIONS
     All eligible nonemployee directors of LADD will automatically receive without any action required on the part of the Committee the following grants of options (Director Options): 1) upon initial election to office, nonqualified stock options to purchase two thousand (2,000) shares of LADD common stock and
2) upon subsequent elections to office each year, first beginning with the election of directors at the 1994 Annual Meeting of Shareholders, nonqualified stock options to purchase fifteen hundred (1,500) shares of LADD common stock. All characteristics of the Director Options, including option price, shall be established as provided in the Plan. The Committee shall exercise no discretion with respect to the granting of Director Options.
SECTION 7. EXPIRATION OF OPTIONS
     The Committee shall determine the expiration date or dates of each option, but such expiration date shall be not later than ten (10) years after the date such option is granted; provided, however, that in the case where incentive stock options are granted to a ten percent shareholder, as defined in Section 5(a)(i) hereof, such expiration date shall be not later than five (5) years after the date such option is granted. The Committee, in its discretion, may extend the expiration date or dates of an option after such date was originally set; however, such expiration date may not exceed the maximum expiration date described above. Notwithstanding the foregoing, all Director Options shall be for a term of six (6) years, and such term may not be extended or modified by the Committee.
SECTION 8. TERMS AND CONDITIONS OF OPTIONS
     (a) All options must be granted within ten (10) years of the Effective Date of this Plan as provided in Section 18.
     (b) The grant of options shall be evidenced by a written instrument containing terms and conditions established by the Committee consistent with the provisions of this Plan.
     (c) Not less than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number at that time purchasable under the Plan.
     (d) The Committee may grant an option or options and stipulate that a portion of such option expires or becomes exercisable at a stated interval or that portions of such option expire or become exercisable at several stated intervals. Director Options shall be exercisable in installments of twenty percent (20%) per year, cumulative, beginning one year after the date of grant.
     (e) An optionee shall have no rights as a stockholder with respect to any shares covered by his option until payment in full by him for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock is fully paid for, except as provided in Section 14 hereof.
     (f) Notwithstanding any other provision of the Plan, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (including incentive stock options granted under all option plans of LADD or any of its subsidiary corporations) shall not exceed $100,000.
     (g) Notwithstanding any other provision of the Plan, the total number of shares of common stock of LADD with respect to which incentive stock options, nonqualifying options and Director Options are granted to an optionee during any calendar year shall not exceed ten percent (10%) of the total number of shares reserved for grant under the Plan as provided in Section 3.
SECTION 9. EXERCISE OF OPTIONS
     (a) An optionee must have been continuously employed by LADD or a division or subsidiary of LADD or be a director of LADD for 12 months before the right to exercise any part of the option granted to such optionee shall accrue. Each option granted under the Plan shall be exercisable in such annual installments as may be determined by the Committee at the time of the grant, or with respect to Director Options as provided in the Plan. The right to exercise options in annual installments may be cumulative. Except as provided in Sections 11 and 12, no option may be exercised at any time unless the holder thereof is then an employee of LADD or a division or subsidiary of LADD or a director of LADD. The exercise of any stock option must be evidenced by written notice to LADD that the optionee intends to exercise his
                                       3
option. In no event shall an option granted pursuant to the terms of the Plan as amended be exercised until the Plan, as amended, has been approved by the shareholders of LADD.
     (b) No option may be exercised and no shares may be acquired under the Plan prior to the timely filing by both the optionee and LADD of all appropriate documents that may be required by applicable federal and state securities laws and state corporate laws.
SECTION 10. TERMINATION OF EMPLOYMENT -- EXCEPT BY DEATH OR RETIREMENT
     If any optionee ceases to be employed by LADD or a division or subsidiary of LADD or ceases to be a director of LADD for any reason other than his death (Section 12), disability retirement (Section 11), or normal retirement (Section
11), his option shall immediately terminate. Whether a leave of absence shall constitute a termination of employment or termination of the directorship shall be determined by the Committee, whose decision shall be final and conclusive.
SECTION 11. TERMINATION OF EMPLOYMENT -- RETIREMENT
     If any optionee ceases to be employed by LADD or a division or subsidiary of LADD or ceases to be a director of LADD due to his retirement upon attaining normal retirement age (age 65) or he ceases to be employed prior to age 65 due to early retirement and such early retirement is acceptable to the Committee for the purposes of this Section 11, he may, at any time within three (3) months after his date of retirement, but not later than the date of expiration of the option, exercise the option to the extent he was entitled to do so on his date of retirement. If any optionee ceases to be employed by LADD or a division or subsidiary of LADD or ceases to be a director of LADD due to his becoming disabled for purposes of LADD's Disability Plan, he may, at any time within twelve (12) months after his date of disability retirement, but not later than the date of expiration of the option, exercise the option to the same extent he was entitled to do so on his date of disability retirement. Any options or portions of options of retired optionees not so exercised shall terminate.
SECTION 12. TERMINATION OF EMPLOYMENT -- DEATH
     If an optionee dies while in the employment of LADD or a division or subsidiary of LADD or while serving as a director of LADD, the person or persons to whom the option is transferred by will or by the laws of descent and distribution may exercise the same option to the same extent and upon the same terms and conditions the optionee would have been entitled to do so had he lived until the term of the option had expired. Any options or portions of options of deceased optionees not so exercised shall terminate.
SECTION 13. RESTRICTIONS ON TRANSFER
     An option granted under this Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the optionee to whom it was granted, may be exercised only by such optionee.
SECTION 14. CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK
     (a) If the outstanding shares of the common stock of LADD are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of LADD or shares of a different par value or without par value through recapitalization, reclassification, stock dividend, stock split, amendment to LADD's Articles of Incorporation or reverse stock split, an appropriate adjustment shall be made in the number and/or kind of securities allocated to the options previously and subsequently granted under the Plan, without change in the aggregate purchase price applicable to the unexercised portion of the outstanding options but with a corresponding adjustment in the price for each share or other unit of any security covered by the options.
     (b) Upon the effective date of the dissolution or liquidation of LADD, or of a reorganization, merger or consolidation of LADD with one or more corporations in which LADD is not the surviving corporation, or of a transfer of substantially all the property or more than eighty percent (80%) of the then outstanding shares of LADD to another corporation, the Plan and any option previously granted hereunder shall terminate unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of options previously granted, or the substitution for such options of new options covering the shares of a successor employer corporation, or of a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices in which event the Plan and the options previously granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. Nevertheless, in the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or
                                       4
transfer of shares, and if provision is not made in such transaction for the continuance of the Plan and for the assumption of options previously granted or for the substitution of such options or new options covering the shares of a successor employer corporation or a parent or subsidiary thereof, then such optionee under the Plan shall be entitled, prior to the effective date of any such transaction, to purchase the full number of shares under his option which he would otherwise have been entitled to purchase during the remaining term of such option.
     (c) To the extent that the foregoing adjustments relate to particular stock or securities of LADD subject to option under this Plan, such adjustments shall be made by the Committee, whose determination in that respect shall be final and conclusive.
     (d) The grant of an option pursuant to this Plan shall not affect in any way the right or power of LADD to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     (e) No fractional shares of stock shall be issued under the Plan for any such adjustment.
SECTION 15. APPLICATION OF FUNDS
     The proceeds received by LADD from the sale of common stock pursuant to options will be used for general corporate purposes.
SECTION 16. NO OBLIGATION TO EXERCISE OPTION
     The granting of an option shall impose no obligation upon the optionee to exercise such option.
SECTION 17. TERM OF PLAN
     Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from February 24, 1994.
SECTION 18. EFFECTIVE DATE OF PLAN
     This Plan is effective February 24, 1994, following approval thereof by the Board of Directors and shareholders.
SECTION 19. TIME OF GRANTING OF OPTIONS
     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Committee or the shareholders of LADD and no action taken by the Committee shall constitute the granting of any option hereunder. The granting of an option pursuant to the Plan shall take place only when a written option agreement shall have been duly executed and delivered by and on behalf of LADD.
SECTION 20. TERMINATION AND AMENDMENT
     The Committee may at any time alter, suspend, terminate or discontinue the Plan, but may not, without the consent of the holder of an option previously granted, make any alteration which would deprive him of his rights with respect thereto or, without the approval of the stockholders, make any alteration which would (a) increase the number of aggregate shares subject to the option under this Plan or decrease the minimum option price except as provided in Section 14; or (b) extend the term of this Plan as provided in Section 17 or the maximum period during which any option may be exercised as provided in Section 7.
SECTION 21. OTHER PROVISIONS
     The option agreements authorized under this Plan shall contain such other provisions not inconsistent with the foregoing, including, without limitation, increased restrictions upon the exercise of the option, as the Committee may deem advisable.
                                       5

                              LADD FURNITURE, INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints Richard R. Allen, Gerald R. Grubbs, and Fred
L. Schuermann, Jr., or either of them, as Proxyholders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of LADD Furniture, Inc. held of record by the undersigned on March 4, 1994, at the annual meeting of shareholders to be held on April 28, 1994 at 10:00 a.m. at the Radisson Hotel, 135 S. Main Street, High Point, N.C. or any adjournment thereof.
1. ELECTION OF DIRECTORS

            FOR all nominees listed below ( )                             WITHHOLD AUTHORITY to vote ( )
        (except as marked to the contrary below)                       for all nominees listed below

    Richard R. Allen, William B. Cash, James H. Corrigan, Jr., O. William Fenn, Jr., Gerald R. Grubbs, Don A. Hunziker, Thomas F. Keller, and Fred L. Schuermann, Jr.
 INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME
                                     BELOW.

                                                                                                                  FOR    AGAINST
2. Approval of the LADD Furniture, Inc. 1994 Incentive Stock Option Plan                                          ( )    ( )
3. Ratification of the appointment of KPMG Peat Marwick as the independent auditors for the 1994 fiscal year.     ( )    ( )
4. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting.

                                                                                                                 ABSTAIN
2. Approval of the LADD Furniture, Inc. 1994 Incentive Stock Option Plan                                          ( )
3. Ratification of the appointment of KPMG Peat Marwick as the independent auditors for the 1994 fiscal year.     ( )
4. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting.

IF NO DIRECTION IS MADE, THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED FOR
                             PROPOSALS 1, 2, AND 3.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person.
                                            Dated:                        , 1994
                                                   (Be sure to date Proxy)
                                            Signature
                                            Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

****************************************************************************
                                APPENDIX

On the Dear Shareholder letter a signature of Richard R. Allen appears where noted.

On Page 13 the Performance Graph appears where noted. The plot points are listed as follows:


                                  CRSP      MEDIA GEN'L
                                 NASDAQ       PEER       LADD
Dec-88....................       100.00     100.00     100.00
Dec-89....................       121.24      99.68      84.58
Dec-90....................       102.96      75.23      48.07
Dec-91....................       165.21     105.51      59.20
Dec-92....................       192.10     145.37      82.88
Dec-93....................       219.21     192.21      79.81